UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 600-7555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Neuronetics, Inc. (the “Company”) previously announced that the Board appointed Francis X. Brown III as the Company’s Interim Principal Financial and Accounting Officer (the “Interim PAO”) effective as of May 5, 2026 pursuant to an amended and restated consulting agreement with Mr. Brown dated as of April 22, 2026 (the “Interim PAO Consulting Agreement”). Under the terms of the Interim PAO Consulting Agreement, Mr. Brown received $25,000 for his services as the Company’s Interim Principal Financial and Accounting Officer.

On May 18, 2026, the Company and Mr. Brown agreed to an Amended and Restated Consulting Agreement to: (i) clarify that Mr. Brown’s services include ongoing service as the Interim PAO until the Company employs a full-time controller and a full-time principal financial and accounting officer or any other date agreed in writing by the parties; and (ii) provide for compensation of $26,000 per month in lieu of the fixed hourly rate.

The foregoing summary of the Amended and Restated Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Consulting Agreement by and between the Company and Francis X. Brown III dated May 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026	NEURONETICS, INC.

	By:	/s/ W. Andrew Macan
W. Andrew Macan
Executive Vice President, Chief Legal Officer, and Corporate Secretary